Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Trisha Mount
SVP and Chief Integration Officer
914-967-9400

Investor Relations: Jennifer Milan
Press: Megan Crudele/ Jeannine Dowling
FTI Consulting
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD THIRD QUARTER 2011 RESULTS

Strong third quarter net sales growth of 11%, including organic sales growth of over 5%

Adjusted earnings per share increased 23% in the third quarter

RYE, N.Y., October 26, 2011—Jarden Corporation (NYSE:JAH) today reported its financial results for the three and nine months ended September 30, 2011.

For the three months ended September 30, 2011, net sales increased 11% to $1.8 billion compared to $1.6 billion for the same period in the previous year. For the three months ended September 30, 2011, the Company recorded net income of $90.7 million, or $1.03 per diluted share, compared to net income of $80.6 million, or $0.90 per diluted share, for the same period in 2010, an increase of $0.13 per share or 14%. On a non-GAAP basis, adjusted net income for the three months ended September 30, 2011 was $104.1 million, or $1.18 per diluted share, compared to $86.1 million, or $0.96 per diluted share, for the same period in 2010, an increase of $0.22 per share or 23%.

For the nine months ended September 30, 2011, net sales increased 14% to $4.9 billion compared to $4.3 billion for the same period in the previous year. For the nine months ended September 30, 2011, the Company recorded net income of $183.6 million, or $2.06 per diluted share, compared to net income of $60.0 million, or $0.67 per diluted share, for the same period in 2010, an increase of $1.39 per share or 207%. On a non-GAAP basis, adjusted net income was $219.2 million, or $2.46 per diluted share, for the nine months ended September 30, 2011, compared to $183.8 million, or $2.04 per diluted share, for the same period in 2010, an increase of $0.42 per share or 21%. The nine months ended September 30, 2010 include the results from the Mapa Spontex acquisition since April 1, 2010.

“Jarden delivered a very strong third quarter, achieving net sales growth of 11%, including overall organic net sales growth in excess of 5%, which in turn led to record earnings,” said Martin E. Franklin, Executive Chairman. “This robust organic growth was driven by exceptional performance across the board in our Outdoor Solutions segment and strong sales in the Branded Consumables segment, particularly at Jarden Home and Family. Once again, retailer support of our innovative new products, our superior execution on behalf of retailers and the value proposition we offer consumers in this continuing difficult macro environment helped drive this success. The outstanding performance this quarter completes Jarden’s first decade on a high note, a period during which we not only became a Fortune 500 company, but also ranked as the best performing consumer stock over the last decade within this group.”

James E. Lillie, Chief Executive Officer commented, “The encouraging organic sales and point-of-sale performance our businesses achieved during the third quarter speaks to the resilience of Jarden. In fact, Jarden has achieved organic net sales growth for eight consecutive quarters in an extremely difficult economic environment and has been at or above our targeted 3-5% organic net sales growth range on a trailing twelve month basis for the last five quarters. We believe our businesses have strong momentum heading into next year and look forward to building on our ongoing successes as we drive toward our goal of $5.00 adjusted earnings per share by 2014.”

Please see the schedule accompanying this release for a reconciliation of non-GAAP segment earnings, adjusted net income, adjusted diluted earnings per share and organic net sales growth to the comparable GAAP measures.

The Company will be hosting a conference call at 4:45 p.m. (EDT) today, October 26, 2011, to further discuss its third quarter results. To listen to the call by telephone, please dial 888-211-0353 (domestic) or 913-312-0374 (international) and provide passcode: 4420859. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 4420859 or visit www.jarden.com.

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 100 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Aero®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Gulp!®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Quickie®, Spontex® and Tigex®. Headquartered in Rye, N.Y., Jarden ranks #379 on the Fortune 500 and has over 25,000 employees worldwide. For in-depth information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s adjusted earnings per share, the outlook for the Company’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Three months ended
	September 30, 2011			September 30, 2010
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)
Net sales	$1,784.7	$—	$1,784.7	$1,601.9	$—	$1,601.9

Cost of sales	1,267.7	(4.2)	1,263.5	1,144.0	—	1,144.0

Gross profit	517.0	4.2	521.2	457.9	—	457.9
Selling, general and administrative expenses	326.0	(10.1)	315.9	281.1	(3.7)	277.4
Reorganization costs	6.2	(6.2)	—	—	—	—
Impairment of goodwill and other intangible assets	—	—	—	0.7	—	0.7

Operating earnings	184.8	20.5	205.3	176.1	3.7	179.8
Interest expense, net	43.7	—	43.7	46.2	—	46.2

Income before taxes	141.1	20.5	161.6	129.9	3.7	133.6
Income tax provision (benefit)	50.4	7.1	57.5	49.3	(1.8)	47.5

Net income	$90.7	$13.4	$104.1	$80.6	$5.5	$86.1

Earnings per share:
Basic	$1.03		$1.19	$0.91		$0.97
Diluted	$1.03		$1.18	$0.90		$0.96
Weighted average shares outstanding:
Basic	87.7		87.7	88.9		88.9
Diluted	88.2		88.2	89.6		89.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Nine months ended
	September 30, 2011			September 30, 2010
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)
Net sales	$4,941.9	$—	$4,941.9	$4,338.5	$—	$4,338.5

Cost of sales	3,545.6	(10.9)	3,534.7	3,159.9	(25.3)	3,134.6

Gross profit	1,396.3	10.9	1,407.2	1,178.6	25.3	1,203.9
Selling, general and administrative expenses	951.7	(19.5)	932.2	892.8	(105.1)	787.7
Reorganization costs	6.2	(6.2)	—	—	—	—
Impairment of goodwill and other intangible assets	—	—	—	19.0	(18.3)	0.7

Operating earnings	438.4	36.6	475.0	266.8	148.7	415.5
Interest expense, net	134.8	—	134.8	130.3	—	130.3
Loss on early extinguishment of debt	12.8	(12.8)	—	—	—	—

Income before taxes	290.8	49.4	340.2	136.5	148.7	285.2
Income tax provision	107.2	13.8	121.0	76.5	24.9	101.4

Net income	$183.6	$35.6	$219.2	$60.0	$123.8	$183.8

Earnings per share:
Basic	$2.08		$2.48	$0.67		$2.06
Diluted	$2.06		$2.46	$0.67		$2.04
Weighted average shares outstanding:
Basic	88.4		88.4	89.1		89.1
Diluted	88.9		88.9	89.9		89.9

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	September 30, 2011	September 30, 2010	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$446.3	$456.1	$695.4
Accounts receivable, net	1,188.6	1,121.3	1,067.7
Inventories	1,569.2	1,405.1	1,294.6
Deferred taxes on income	126.4	161.8	166.5
Prepaid expenses and other current assets	185.9	162.6	146.6

Total current assets	3,516.4	3,306.9	3,370.8

Property, plant and equipment, net	618.9	646.5	658.9
Goodwill	1,756.8	1,626.1	1,752.4
Intangible assets, net	1,169.8	1,024.9	1,182.6
Other assets	127.2	126.9	128.3

Total assets	$7,189.1	$6,731.3	$7,093.0

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$162.9	$432.1	$434.6
Accounts payable	641.1	592.5	573.3
Accrued salaries, wages and employee benefits	162.5	178.9	180.2
Taxes on income	28.8	38.7	27.9
Other current liabilities	478.7	485.5	461.2

Total current liabilities	1,474.0	1,727.7	1,677.2

Long-term debt	3,016.7	2,523.6	2,806.0
Deferred taxes on income	462.5	341.6	458.7
Other non-current liabilities	324.4	342.9	330.6

Total liabilities	5,277.6	4,935.8	5,272.5

Total stockholders’ equity	1,911.5	1,795.5	1,820.5

Total liabilities and stockholders’ equity	$7,189.1	$6,731.3	$7,093.0

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Nine months ended
	Sept 30, 2011	Sept 30, 2010	Sept 30, 2011	Sept 30, 2010
Cash flows from operating activities:
Net income	$90.7	$80.6	$183.6	60.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40.3	36.5	121.7	103.0
Venezuela hyperinflationary and devaluation charges	—	—	—	78.1
Impairment of goodwill and other intangible assets	—	0.7	—	19.0
Debt extinguishment costs	—	—	12.8	—
Other non-cash items	41.6	46.1	84.7	49.6
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(120.9)	(70.8)	(129.5)	(135.1)
Inventory	(29.4)	(84.8)	(288.6)	(291.0)
Accounts payable	(1.0)	(17.3)	66.3	124.3
Other current assets and liabilities	27.9	25.1	(26.5)	6.3

Net cash provided by operating activities	49.2	16.1	24.5	14.2

Cash flows from financing activities:
Net change in short-term debt	—	51.4	2.7	59.1
Proceeds from issuance of senior debt	—	—	1,025.0	486.1
Payments on long-term debt	(7.8)	(2.7)	(1,102.8)	(258.2)
Proceeds from issuance of stock, net of transaction fees	0.2	0.3	4.9	4.0
Repurchase of common stock and shares tendered for taxes	(44.3)	(9.5)	(89.0)	(37.2)
Debt issuance costs	(0.2)	(5.1)	(12.3)	(17.7)
Dividends paid	(7.6)	(7.3)	(22.6)	(21.4)
Other, net	4.9	—	7.1	(5.0)

Net cash (used in) provided by financing activities	(54.8)	27.1	(187.0)	209.7

Cash flows from investing activities:
Additions to property, plant and equipment	(28.3)	(31.0)	(79.4)	(95.6)
Acquisition of businesses, net of cash acquired, and earnout payments	(13.4)	19.1	(13.4)	(489.5)
Other	14.4	0.8	4.8	9.8

Net cash used in investing activities	(27.3)	(11.1)	(88.0)	(575.3)

Effect of exchange rate changes on cash and cash equivalents	(15.4)	14.1	1.4	(19.9)

Net (decrease) increase in cash and cash equivalents	(48.3)	46.2	(249.1)	(371.3)
Cash and cash equivalents at beginning of period	494.6	409.9	695.4	827.4

Cash and cash equivalents at end of period	$446.3	$456.1	$446.3	$456.1

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

Three months ended September 30, 2011	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Net sales	$707.3	$522.4	$477.8	$92.4	$(15.2)	$1,784.7	$—	$1,784.7

Segment earnings (loss)	$104.6	$74.7	$76.2	$7.7	$—	$263.2	$(23.9)	$239.3

Adjustments to reconcile to reported operating earnings (loss):
Fair value adjustment to inventory	—	—	(1.6)	—	—	(1.6)	—	(1.6)
Acquisition-related and other costs	(1.4)	—	(1.3)	—	—	(2.7)	(3.7)	(6.4)
Reorganization costs	(3.8)	—	(2.4)	—	—	(6.2)	—	(6.2)
Depreciation and amortization	(15.7)	(8.1)	(12.7)	(3.1)	—	(39.6)	(0.7)	(40.3)

Operating earnings (loss)	$83.7	$66.6	$58.2	$4.6	$—	$213.1	$(28.3)	$184.8

Three months ended September 30, 2010	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Net sales	$604.7	$534.0	$393.0	$83.5	$(13.3)	$1,601.9	$—	$1,601.9

Segment earnings (loss)	$83.9	$75.0	$61.5	$7.8	$—	$228.2	$(14.9)	$213.3

Adjustments to reconcile to reported operating earnings(loss):
Impairment of goodwill and other intangibles	—	(0.7)	—	—	—	(0.7)	—	(0.7)
Depreciation and amortization	(15.3)	(7.1)	(10.7)	(2.9)	—	(36.0)	(0.5)	(36.5)

Operating earnings (loss)	$68.6	$67.2	$50.8	$4.9	$—	$191.5	$(15.4)	$176.1

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

Nine months ended September 30, 2011	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Net sales	$2,157.6	$1,258.4	$1,297.9	$273.7	$(45.7)	$4,941.9	$—	$4,941.9

Segment earnings (loss)	$288.2	$172.3	$183.5	$27.1	$—	$671.1	$(91.5)	$579.6

Adjustments to reconcile to reported operating earnings(loss):
Fair value adjustment to inventory	—	—	(6.9)	—	—	(6.9)	—	(6.9)
Acquisition-related and other costs	(1.4)	—	(1.3)	—	—	(2.7)	(3.7)	(6.4)
Reorganization costs	(3.8)	—	(2.4)	—	—	(6.2)	—	(6.2)
Depreciation and amortization	(45.7)	(22.8)	(42.2)	(9.1)	—	(119.8)	(1.9)	(121.7)

Operating earnings (loss)	$237.3	$149.5	$130.7	$18.0	$—	$535.5	$(97.1)	$438.4

Nine months ended September 30, 2010	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Net sales	$1,914.7	$1,252.5	$946.9	$265.2	$(40.8)	$4,338.5	$—	$4,338.5

Segment earnings (loss)	$253.1	$164.5	$134.3	$28.2	$—	$580.1	$(73.4)	$506.7

Adjustments to reconcile to reported operating earnings(loss):
Acquisition-related and other costs	—	—	—	—	—	—	(14.5)	(14.5)
Venezuela hyperinflationary and devaluation charges	—	—	—	—	—	—	(78.1)	(78.1)
Impairment of goodwill and other intangibles	—	(0.7)	(18.3)	—	—	(19.0)	—	(19.0)
Fair value adjustment to inventory	—	—	(25.3)	—	—	(25.3)	—	(25.3)
Depreciation and amortization	(46.9)	(20.7)	(25.7)	(8.7)	—	(102.0)	(1.0)	(103.0)

Operating earnings (loss)	$206.2	$143.1	$65.0	$19.5	$—	$433.8	$(167.0)	$266.8

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the three and nine months ended September 30, 2011 and 2010. For the three months ended September 30, 2011, adjustments to net income included $6.2 million of reorganization costs and $1.6 million of accelerated depreciation primarily associated with the rationalization of international manufacturing facilities; $8.0 million of acquisition-related and other costs and $4.7 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the quarter ended September 30, 2011 is the tax provision adjustment of $7.1 million, which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the three months ended September 30, 2010, the adjustment to net income was $3.7 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended September 30, 2010 is the tax provision adjustment of a tax benefit of $1.8 million, which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the nine months ended September 30, 2011, adjustments to net income included $6.2 million of reorganization costs and $3.0 million of accelerated depreciation primarily associated with the rationalization of international manufacturing facilities; $6.9 million primarily associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Quickie acquisition; $6.4 million of acquisition-related and other costs and $14.1 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the nine months ended September 30, 2011 is the tax provision adjustment of $13.8 million, which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the nine months ended September 30, 2010, adjustments to net income consist of $25.3 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Mapa Spontex acquisition; $21.5 million non-cash charge associated with the devaluation of the Venezuelan Bolívar and an additional $56.6 million non-cash charge related to changing the functional currency of the Company’s subsidiary operating in Venezuela from Bolívar to the U.S. dollar in accordance with recent guidance from the United States Securities and Exchange Commission; $24.6 million of transaction costs primarily associated with the Mapa Spontex acquisition; $18.3 million impairment charge to goodwill and various tradenames resulting from the decline in forecasted revenue from a major customer; $10.1 million of mark-to-market net gain primarily associated with the Company’s Euro denominated debt; and $12.5 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the nine months ended September 30, 2010 is the tax provision adjustment of $24.9 million, which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

Note 2: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, significant acquisitions, and exited business from year over year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth for the three and nine months ended September 30, 2011:

	Three months ended September 30, 2011	Nine months ended September 30, 2011
Reconciliation of Non- GAAP measure

Net sales growth	11.4%	13.9%

Foreign exchange impacts	(2.8%)	(2.6%)
(Acquisitions) / Exited business, net	(3.3%)	(8.1%)

Organic net sales growth	5.3%	3.2%

Note 3: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill and other intangible assets, certain reorganization and acquisition-related integration costs, acquisition-related costs, other items, non-cash Venezuela hyperinflationary and devaluation charges, mark-to-market net impact of non-hedged Euro-denominated debt, non-cash stock-based compensation costs and loss on early extinguishment of debt. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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